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                                 (RESCARE LOGO)

                                  News Release


      ResCare o 10140 Linn Station Road o Louisville, Kentucky 40223-3813 o
                      Phone: 502.394.2100 o www.rescare.com


INVESTORS:  Ross Davison                    MEDIA:  Nel Taylor
            Treasurer                               Chief Communication Officer
            502/394-2100                            502/394-2100


        RESCARE ANNOUNCES 2006 EARNINGS GUIDANCE AND OTHER BUSINESS ITEMS

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                      INCREASES EARNINGS GUIDANCE FOR 2005

LOUISVILLE, KY (December 16, 2005) -- ResCare, Inc. (NASDAQ/NM:RSCR), the nation's leading provider of residential, training, educational and support services for people with special needs, today provided full-year 2006 guidance for diluted earnings per share in the range of $1.13 to $1.18, with projected revenues estimated to be in the range of $1.32 billion to $1.35 billion.

         The 2006 guidance includes the anticipated accretion of the previously announced acquisition of ACS' Workforce Services Group, which is expected to close early in the first quarter of 2006. The guidance also includes the impact of the October 2005 refinancing and the adoption of the new accounting standard for share-based payments effective in the first quarter of 2006, requiring the Company to expense stock options and related awards. Further, the guidance does not include any significant changes in government reimbursement rates from current trends. The Company will address guidance in more detail when it reports fourth quarter 2005 results in early March 2006.

         ResCare increased earnings per share guidance for 2005 to a range of $0.89 to $0.91, excluding a $0.25 charge for the premium paid and unamortized debt costs associated with the retirement of the 10 5/8% senior notes in the October 2005 refinancing.

         ResCare has been operating in the District of Columbia for many years; however, the regulatory environment and operational issues have resulted in higher operating costs and substantial losses. As a result, the Company expects to cease doing business in the District of Columbia during the second quarter of 2006. The Company will likely incur some exit costs, which currently are not estimable and, therefore, are not included in the guidance discussed above.

           "We are excited about our prospects for 2006," said Ronald G. Geary, ResCare chairman, president and chief executive officer. "We look forward to adding ACS' Workforce Services Group to the ResCare family of services. This acquisition, combined with continued organic growth in all of our business segments, will contribute to improved performance in 2006 and allow us to serve even more people with special needs. We regret having to cease doing business in the District of Columbia, but we will allocate these resources to other regions to expand the number of people we serve."



                                     -MORE-
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RSCR Announces 2006 Earnings Guidance
Page 2
December 16, 2005


         ResCare, founded in 1974, offers services to some 41,000 people in 34 states, Washington, D.C., Puerto Rico and Canada. ResCare is a human service company that provides residential, therapeutic, job training and educational supports to people with developmental or other disabilities, to youth with special needs and to adults who are experiencing barriers to employment. The Company is based in Louisville, KY. More information about ResCare is available on the Company's web site at http://www.rescare.com.

         The Company from time to time makes forward-looking statements in its public disclosures, including statements relating to revenues that might be expected from new or acquired programs and facilities, other statements regarding development and acquisition activities, statements regarding reimbursement under federal and state programs and statements regarding various trends favoring downsizing, deinstitutionalization and privatization of government programs. In the Company's filings under the federal securities laws, including its annual, periodic and current reports, the Company identifies important factors that could cause the Company's results to differ materially from those contained in such forward-looking statements. Please refer to those disclosures.


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